Exhibit 3.2

FRANCISCO V. AGUILAR Secretary of State RUBEN J. RODRIGUEZ Deputy Secretary for Southern Nevada 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2452	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	GABRIEL DI CHIARA Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7141

Business Entity - Filing Acknowledgement

10/03/2025

Work Order Item Number:	W2025100301164-4761657
Filing Number:	20255219348
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	10/3/2025 9:22:00 AM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E22088812022-7	Entity Name: Northann Corp.

Entity Status: Active	Expiration Date: None

Commercial Registered Agent

VCORP SERVICES, LLC

701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Commercial Recording

2250 Las Vegas Blvd North	401 N. Carson Street	1 State of Nevada Way
North Las Vegas, NV 89030	Carson City, NV 89701	Las Vegas, NV 89119

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E22088812022-7
[signature]	Filing Number 20255219348
Secretary of State State Of Nevada	Filed On 10/3/2025 9:22:00 AM
	Number of Pages 2

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☒ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:
Name of entity: Northann Corp.
Entity or Nevada Business Identification Number (NVID): NV20222410777

2. Effective date and time:
For Certificate of Designation or Amendment to Designation Only (Optional):
Date: 10/07/2025 Time: 12:01am EDT
(must not be later than 90 days after the certificate is filed)

3. Class or series of stock: (Certificate of Designation only)
The class or series of stock being designated within this filing:

4. Information for amendment of class or series of stock:
The original class or series of stock being amended within this filing:
Series A Preferred Stock

5. Amendment of class or series of stock:
☐ Certificate of Amendment to Designation- Before Issuance of Class or Series
As of the date of this certificate no shares of the class or series of stock have been issued.
☒ Certificate of Amendment to Designation- After Issuance of Class or Series
The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6. Resolution: Certificate of Designation and Amendment to Designation only)
By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
The second paragraph of the Certificate of Designation of Series A Preferred Stock is hereby amended as provided in the Addendum hereto.

7. Withdrawal:
Designation being Withdrawn: Date of Designation:
No shares of the class or series of stock being withdrawn are outstanding.
The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *

8. Signature: (Required)
X [signature]
Signature of Officer
Date: October 1, 2025

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 8/1/2023

ADDENDUM

TO

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF DESIGNATION

OF

NORTHANN CORP.

The second paragraph of the Certificate of Designation of Series A Preferred Stock is hereby amended by the addition of the following:

On October 7, 2025, effective at 12:01 a.m. EDT (the “Effective Time”), each eight (8) shares of the Corporation’s Series A Preferred Stock, $0,001 par value (the “Series A Stock”), issued and outstanding or held as treasury stock at such time shall, without further action on the part of the Corporation or holder thereof, be combined into one (1) validly issued, fully paid, and non-assessable share of the Series A Stock (the “Reverse Stock Split”), subject to the treatment of fractional share interests as describe below. The par value of the Series A Stock following the Reverse Stock Split shall remain at $0,001 per share. No fractional shares shall be issued upon the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of a fractional share of Series A Stock, the Corporation shall in lieu of issuing any such fractional share round up such fractional share to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Series A Stock (an “Old Certificate”) shall thereafter represent that number of shares of Series A Stock into which the shares of Series A Stock represented by the Old Certificate shall have been combined, subject to elimination of fractional share interests as described above.